Exhibit 5.3
[Letterhead of GREENBERG TRAURIG, LLP]
March 28, 2011
Nationstar Mortgage LLC
Nationstar Capital Corporation
c/o Nationstar Mortgage LLC
350 Highland Drive
Lewisville, Texas 75067

Re:	Guarantors of Exchange Notes for California, Georgia, New Jersey, Nevada and Minnesota
Ladies and Gentlemen:
     In connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in respect of up to $250,000,000 aggregate principal amount of the 10.875% Senior Notes due 2015 (the “Exchange Notes”) issued by Nationstar Mortgage LLC, a Delaware limited liability company, and Nationstar Capital Corporation, a Delaware corporation (together, the “Issuers”) to be offered in exchange for any and all of the Issuers’ outstanding 10.875% Senior Notes due 2015 originally issued on March 26, 2010 (the “Initial Notes”), we have acted as counsel to each of the following guarantors of the Exchange Notes: (A) Harwood Insurance Services, LLC, a California limited liability company (the “California Guarantor”); (B) Harwood Service Company of Georgia, LLC, a Georgia limited liability company (the “Georgia Guarantor”): (C) Harwood Service Company of New Jersey, LLC, a New Jersey limited liability company (the “New Jersey Guarantor”); (D) Nationstar Equity Corporation, a Nevada corporation (the “Nevada Guarantor”); and (E) Nationstar Industrial Loan Corporation, a Minnesota corporation (the “Minnesota Guarantor”). The Exchange Notes are fully and unconditionally guaranteed by each of the guarantors listed in the Registration Statement (the “Guarantors”), including each of the California Guarantor, the Georgia Guarantor, the New Jersey Guarantor, the Nevada Guarantor and the Minnesota Guarantor (collectively, the “Opinion Guarantors”). The Exchange Notes will be issued under an indenture dated as of March 26, 2010 (the “Indenture”), among the Issuers, the Guarantors and Wells Fargo Bank, National Association, as trustee. The Indenture includes the guarantees of the Exchange Notes by each of the Opinion Guarantors (the “Guarantee”).
I. DOCUMENT REVIEW
     (A) In arriving at the opinions expressed below for the California Guarantor, we have reviewed the following documents:
(i)	a certified copy of the Articles of Organization of the California Guarantor;

(ii)	a certificate from the Secretary of State of the State of California, dated February 9, 2011, as to the active status of good standing of the California

Nationstar Mortgage LLC
Re: Guarantor of Exchange Notes for California, Georgia, New Jersey, Nevada and Minnesota
March 28, 2011

Guarantor in the State of California (the “California Existence Certificate”); and

(ii)	an Officer’s Certificate of the California Guarantor certifying as to (i) its Limited Liability Company Agreement, as amended by the First Amendment to Limited Liability Agreement, (ii) the Unanimous Written Consent of the California Guarantor’s sole member containing resolutions approving the Indenture and the transactions contemplated thereby, and (iii) certain other factual matters set forth therein.
     (B) In arriving at the opinions expressed below for the Georgia Guarantor, we have reviewed the following documents:
(i)	a certified copy of the Articles of Organization of the Georgia Guarantor;

(ii)	a certificate from the Secretary of State of the State of Georgia, dated February 9, 2011, as to the valid existence of the Georgia Guarantor in the State of Georgia (the “Georgia Existence Certificate”); and

(iii)	an Officer’s Certificate of the Georgia Guarantor certifying as to (i) its Limited Liability Company Agreement, as amended by the First Amendment to Limited Liability Company Agreement, (ii) the resolutions of the Georgia Guarantor’s sole member approving the Indenture and the transactions contemplated thereby, and (iii) certain other factual matters set forth therein.
     (C) In arriving at the opinions expressed below for the New Jersey Guarantor, we have reviewed the following documents:
(i)	a certified copy of the Certificate of Formation dated May 2, 2002 of the New Jersey Guarantor;

(ii)	a certificate from the State Treasurer of the State of New Jersey, dated February 10, 2011, as to the active status and good standing of the New Jersey Guarantor in the State of New Jersey (the “New Jersey Existence Certificate”); and

(iii)	an Officer’s Certificate of the New Jersey Guarantor certifying as to (i) its Limited Liability Company Agreement, as amended by the First Amendment to Limited Liability Company Agreement, (ii) the resolutions of the New Jersey Guarantor’s sole member approving the Indenture and the transactions contemplated thereby, and (iii) certain other factual matters set forth therein.

Nationstar Mortgage LLC
Re: Guarantor of Exchange Notes for California, Georgia, New Jersey, Nevada and Minnesota
March 28, 2011

     (D) In arriving at the opinions expressed below for the Nevada Guarantor, we have reviewed the following documents:
(i)	a certified copy of the Articles of Incorporation and all amendments thereto of the Nevada Guarantor;

(ii)	a certificate from the Secretary of State of the State of Nevada, dated February 9, 2011, as to the valid existence and good standing of the Nevada Guarantor in the State of Nevada (the “Nevada Existence Certificate”); and

(iii)	an Officer’s Certificate of the Nevada Guarantor certifying as to (i) its Articles of Incorporation, (ii) its By-Laws, (iii) the resolutions of the Nevada Guarantor’s Board of Directors approving the Indenture and the transactions contemplated thereby, (iv) the unanimous written consent of its sole shareholder and (v) certain other factual matters set forth therein.
     (E) In arriving at the opinions expressed below for the Minnesota Guarantor, we have reviewed the following documents:
(i)	a certified copy of the Articles of Incorporation of the Minnesota Guarantor;
(ii)	a certificate from the Secretary of State of the State of Minnesota, dated February 9, 2011, as to the valid existence of the Minnesota Guarantor in the State of Minnesota (the “Minnesota Existence Certificate”); and
(iii)	an Officer’s Certificate of the Minnesota Guarantor certifying as to (i) its Articles of Incorporation, (ii) its By-Laws, as amended by the First Amendment to By-Laws, (iii) the resolutions of the Minnesota Guarantor’s Board of Directors approving the Indenture and the transactions contemplated thereby, (iv) the unanimous written consent of its sole shareholder and (v) certain other factual matters set forth therein.
For purposes of this opinion with respect to each of the Opinion Guarantors, we have not reviewed any documents other than the respective documents listed in clauses (i) through (iii) in each of the subsections (A) through (E) above for the applicable Opinion Guarantor (the “Reviewed Documents”). We have assumed that the provisions in any other documents relating to the transactions covered by this opinion, which we have not reviewed, are not inconsistent with or do not contradict the Reviewed Documents or the opinions stated herein for the respective Opinion Guarantor. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing Reviewed Documents, the statements and information set forth therein and the additional matters recited or assumed herein for the respective Opinion Guarantor, all of which we have assumed to be true, complete and accurate in all material respects.

Nationstar Mortgage LLC
Re: Guarantor of Exchange Notes for California, Georgia, New Jersey, Nevada and Minnesota
March 28, 2011

II. OPINIONS
     A. With respect to California Guarantor, based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion:
     1. The California Guarantor is a duly formed limited liability company and is existing in good standing under the laws of the State of California.
     2. The execution and delivery of the Indenture have been duly authorized by all necessary limited liability company action on the part of the California Guarantor.
     B. With respect to Georgia Guarantor, based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion:
     1. The Georgia Guarantor is a validly existing limited liability company under the laws of the State of Georgia.
     2. The execution and delivery of the Indenture have been duly authorized by all necessary action of the Georgia Guarantor.
     C. With respect to New Jersey Guarantor, based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion:
     1. The New Jersey Guarantor is a validly existing limited liability company under the laws of the State of New Jersey.
     2. The execution and delivery of the Indenture have been duly authorized by all necessary limited liability company action of the New Jersey Guarantor.
     D. With respect to Nevada Guarantor, based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion:
     1. The Nevada Guarantor is a validly existing corporation under the laws of the State of Nevada.
     2. The execution and delivery of the Indenture have been duly authorized by all necessary action of the Nevada Guarantor.
     E. With respect to the Minnesota Guarantor, based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion:
     1. The Minnesota Guarantor is a validly existing corporation under the laws of the State of Minnesota.
     2. The execution and delivery of the Indenture have been duly authorized by all necessary action of the Minnesota Guarantor.

Nationstar Mortgage LLC
Re: Guarantor of Exchange Notes for California, Georgia, New Jersey, Nevada and Minnesota
March 28, 2011

III. ASSUMPTIONS AND QUALIFICATIONS
     The opinions expressed in Section II above are subject to the following assumptions and qualifications:
     (a) We have assumed that each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each document are genuine.
     (b) We have assumed that the Indenture (i) constitutes the legal, valid, and binding agreement of each party thereto enforceable against each such party thereto, (ii) has been duly and validly authorized by each party thereto (other than as specifically set forth in Section II above with respect to each of the Opinion Guarantors), and (iii) has been duly and validly executed and delivered by each party thereto.
     (c) As to any facts material to the opinions expressed herein, we have made no independent investigation of such facts and have relied upon the respective Reviewed Documents, including the certificates of governmental officials and the officer’s certification of each of the Opinion Guarantors.
     (d) In rendering our opinion in paragraph A.1 of Section II above, we have relied, with your permission, solely upon the California Existence Certificate. In rendering our opinion in paragraph B.1 of Section II above, we have relied, with your permission, solely upon the Georgia Existence Certificate. In rendering our opinion in paragraph C.1 of Section II above, we have relied, with your permission, solely upon the New Jersey Existence Certificate. In rendering our opinion in paragraph D.1 of Section II above, we have relied, with your permission, solely upon the Nevada Existence Certificate. In rendering our opinion in paragraph E.1 of Section II above, we have relied, with your permission, solely upon the Minnesota Existence Certificate.
     (e) We have assumed that the execution and delivery of the Indenture, and the performance of the obligations thereunder of the parties thereto, do not and will not contravene, violate or constitute a default under (i) the formation and organizational documents of any such party, (ii) any lease, indenture, instrument or other agreement to which any party to any such document or its property is subject, (iii) any law, rule or regulation to which any party to any such document is subject, (iv) any judicial or administrative order or decree of any governmental authority or (v) the law of any jurisdiction where such obligations are to be incurred or performed.
     (f) The opinions set forth in Section II above are limited to the Indenture and we express no opinion, whether by implication or otherwise, as to any other document or agreement, including any other document or agreement referred to or incorporated therein by reference.
     (g) We express no opinion herein with respect to the enforceability of (i) the Indenture, the Exchange Notes, or any provision of the Indenture or the Exchange Notes,

Nationstar Mortgage LLC
Re: Guarantor of Exchange Notes for California, Georgia, New Jersey, Nevada and Minnesota
March 28, 2011

including without limitation, the Guarantees, or (ii) the Initial Notes or any provision thereof.
     (h) With respect to our opinions in Section II.A above, we express no opinion as to the laws of any jurisdiction other than the substantive laws of the State of California which in our experience are normally applicable to the California Guarantor. With respect to our opinions in Section II.B above, we express no opinion as to the laws of any jurisdiction other than the substantive laws of the State of Georgia which in our experience are normally applicable to the Georgia Guarantor. With respect to our opinions in Section II.C above, we express no opinion as to the laws of any jurisdiction other than the substantive laws of the State of New Jersey which in our experience are normally applicable to the New Jersey Guarantor. With respect to our opinions in Section II.D above, we express no opinion as to the laws of any jurisdiction other than the substantive laws of the State of Nevada which in our experience are normally applicable to the Nevada Guarantor. With respect to our opinions in Section II.E above, we express no opinion as to the laws of any jurisdiction other than the substantive laws of the State of Minnesota which in our experience are normally applicable to the Minnesota Guarantor.
     (i) The opinions herein expressed are limited to the matters expressly set forth in this opinion letter, and no opinion is implied or may be inferred beyond the matters expressly so stated.
     (j) There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence in connection with the Indenture, Exchange Notes, the Guarantees or Initial Notes. The conduct of the parties to the Indenture, Exchange Notes, the Guarantees and the Initial Notes have complied with any requirements of good faith, fair dealing and conscionability.

Nationstar Mortgage LLC
Re: Guarantor of Exchange Notes for California, Georgia, New Jersey, Nevada and Minnesota
March 28, 2011

IV. CONCLUSION
     We hereby consent to the filing of this opinion as Exhibit 5.3 to the Registration Statement and to the reference to this firm in the Registration Statement and related prospectus under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term “expert” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.
     This letter (i) has been furnished to you at your request, (ii) is rendered in connection with the transactions contemplated by the Indenture and may not be relied upon by any person other than the addressees hereof without our prior written consent, and (iii) is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in or any new developments which might affect any matters or opinions set forth herein.
Respectfully submitted,
GREENBERG TRAURIG, LLP